EXHIBIT 5.3


                               GUARANTY AGREEMENT

               GUARANTY AGREEMENT dated as of December 31, 1997 among CLIFFWOOD OIL & GAS CORP., a Texas corporation ("SUBSIDIARY"), and RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, RIMCO PARTNERS, L.P. III, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (together with their respective successors and assigns, collectively, the "NOTEHOLDERS").

                             PRELIMINARY STATEMENTS

               Texoil, Inc., a Nevada corporation (the "COMPANY") and the Noteholders have entered into that certain Note Purchase Agreement, dated as of December 31, 1997 (the "NOTE AGREEMENT") whereby the Noteholders have committed to purchase $10,000,000 of Convertible Subordinated General Obligation Notes issued by the Company.

               It is a condition precedent to the obligation of the Noteholders to purchase the Notes under the Note Agreement that Subsidiary shall have executed and delivered this Agreement. The Subsidiary has determined that it will receive a substantial benefit if the Notes are purchased by the Noteholders from the Company under the Note Agreement.

               In consideration of the mutual covenants herein contained the Subsidiary and the Noteholders agree as follows:


                                    ARTICLE I
                                DEFINITIONS, ETC.

               SECTION 1.01. CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in the Note Agreement and the Annex A attached thereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

               SECTION 1.02. COVENANT CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               SECTION 1.03. OTHER RULES OF CONSTRUCTION. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement
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as a whole and not to any particular provision of this Agreement. All references herein to articles, sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

                                   ARTICLE II
                                    GUARANTY

               SECTION 2.01. GUARANTY. Subsidiary hereby unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity or earlier by acceleration or otherwise, of any and all debts, liabilities and obligations of the Company now or hereafter existing under the Note Agreement or the Notes whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding by or against the Company under any bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or other similar debtor relief law), fees, expenses or otherwise (such obligations being the "OBLIGATIONS"), and agrees to pay any and all reasonable costs and expenses (including counsel fees and legal expenses) incurred by the Noteholders in connection with the protection, defense or enforcement of any rights under this Agreement and any of the other Transaction Documents.

               SECTION 2.02. GUARANTY ABSOLUTE. Subsidiary unconditionally guarantees that the Obligations will be paid strictly in accordance with the terms of the Note Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Noteholders with respect thereto. The liability of Subsidiary under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Note Agreement, the Notes, the other Transaction Documents or any other agreement or instrument relating thereto (unless such invalidity or unenforceability results from a failure of consideration on the part of the Noteholders); (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Note Agreement, the Notes or the other Transaction Documents; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Company; (e) any change, restructuring or termination of the corporate structure or existence of the Company; or (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (except full and indefeasible payment of the Obligations).

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               The obligations of Subsidiary under this Agreement shall not be subject to reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense or for any other reason (except full and indefeasible payment of the Obligations). This Agreement is to be in addition to and is not to prejudice or be prejudiced by any other securities or guaranties (including any guaranty signed by Subsidiary) which the Noteholders may now or hereafter hold from or on account of the Company and is to be binding on Subsidiary as a continuing security notwithstanding any payments from time to time made to the Noteholders or any settlement of account or disability or incapacity affecting Subsidiary or any other thing whatsoever. This Agreement is a continuing guaranty and shall remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Agreement and the termination of the Commitments.

               SECTION 2.03. WAIVER. Subsidiary hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any liability to which this Agreement applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Noteholders institute suit, collection proceedings or take any other action to collect the Obligations including any requirement that the Noteholders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral (it being the intention of the Noteholders and Subsidiary that this Agreement is to be a guaranty of payment and not of collection) or that the Company or any other person be joined in any action hereunder. Notwithstanding the provisions of SECTION 4.12, Subsidiary hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31 or Rule 32, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Subsidiary hereby waives marshalling of assets and liabilities, sale in inverse order of alienation, notice by the Noteholders of any indebtedness or liability to which it applies or may apply any amounts received by the Noteholders, and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

               SECTION 2.04. WAIVER OF SUBROGATION; ETC. Subsidiary will not exercise any rights of subrogation under this Agreement, by any payment made hereunder or otherwise, until such time as the Noteholders have received full payment of the Obligations and the Commitments have terminated. If, notwithstanding the preceding sentence, any amount shall be paid to Subsidiary on account of subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Noteholders and shall forthwith be paid to the Noteholders to be credited and applied upon the Obligations in accordance with the terms of the Note Agreement.

               SECTION 2.05. INTENTIONALLY OMITTED.

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               SECTION 2.06. TRANSACTION DOCUMENTS. Subsidiary acknowledges that it has had full and complete access to the Note Agreement, the Notes and the other Transaction Documents, has fully reviewed same and is fully aware of their contents.

               SECTION 2.07. EFFECT OF BANKRUPTCY PROCEEDING, ETC. This Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due any Noteholders pursuant to the terms of the Note Agreement or hereunder is rescinded or must otherwise be restored or returned by the Noteholders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or Subsidiary, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or Subsidiary or any substantial part of their property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing and declaration of such Event of Default shall at such time be prevented by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, Subsidiary agrees that, for purposes of this Agreement and its obligations hereunder, the Note Agreement shall be deemed to have been declared in default with the same effect as if the Note Agreement had been declared in default in accordance with the terms thereof, and Subsidiary shall forthwith pay the amounts specified by the Noteholders to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without further notice or demand.

               SECTION 2.08. NO WAIVER; REMEDIES. No failure on the part of the Noteholders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 2.09. FURTHER ASSURANCES. Subsidiary hereby agrees to execute and deliver all such instruments and take all such action as the Noteholders may from time to time reasonably request in order to fully effectuate the purpose of this Agreement.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY

               Subsidiary represents and warrants to the Noteholders that:

               SECTION 3.01. ORGANIZATION; POWER AND AUTHORITY. Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subsidiary has the corporate power and authority to own or hold

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under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

               SECTION 3.02. AUTHORIZATION, ETC. This Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Subsidiary, and this Agreement constitutes, and upon execution and delivery thereof each other Transaction Document to which it is a party will constitute, a legal, valid and binding obligation of Subsidiary enforceable against Subsidiary in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               SECTION 3.03. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by Subsidiary of this Agreement and the other Transaction Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which Subsidiary is bound or by which or any of its respective properties may be bound or affected (except for Liens created under the Transaction Documents) the consequence of which would have a Material Adverse Effect on Subsidiary, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority in respect of a proceeding to which Subsidiary is a party or (c) to the knowledge of Subsidiary, violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to Subsidiary.

               SECTION 3.04. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by Subsidiary of this Agreement or the other Transaction Documents to which it is a party that has not been obtained.

               SECTION 3.05. NOTE AGREEMENT. Subsidiary represents and warrants that the representations and warranties contained in the Note Agreement or any other Transaction Documents that relate to the Subsidiary are true and correct on and as of the date hereof in all material respects as though made as of the date hereof.

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                                   ARTICLE IV
                                  MISCELLANEOUS

               SECTION 4.01. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, Subsidiary will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note, (b) the reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the other Transaction Documents and (c) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of Subsidiary in connection with any proposed or finalized workout or restructuring of the transactions contemplated hereby and by the Note Agreement. Subsidiary will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Noteholders). The obligations of Subsidiary under this SECTION
4.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

               SECTION 4.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Transaction Documents, the purchase or transfer by the Noteholders of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of Subsidiary pursuant to this Agreement shall be deemed representations and warranties of Subsidiary under this Agreement.

               SECTION 4.03. AMENDMENT AND WAIVER. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Required Holders, except that no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, release Subsidiary from its obligations hereunder. Any amendment or waiver consented to as provided in this SECTION 4.03 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon Subsidiary and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between Subsidiary or the

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Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

               SECTION 4.04. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (i) if to a Noteholder, to its address specified for such communications in Schedule A to the Note Agreement, or at such other address as it shall have specified to Subsidiary in writing, (ii) if to Subsidiary, to Subsidiary at 1600 Smith Street, Suite 4000, Houston, Texas 77002, Telecopy No.: 713-652-9601, or at such other address as Subsidiary shall have specified to the holder of each Note in writing. Notices under this SECTION 4.04 will be deemed given only when actually received.

               SECTION 4.05. LIMITATION ON INTEREST. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by Subsidiary for the use, forbearance or detention of the money to be loaned to the Company under the Notes or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Transaction Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate.

               SECTION 4.06. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

               SECTION 4.07. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 4.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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               SECTION 4.09. FINAL AGREEMENT OF THE PARTIES.  THIS AGREEMENT AND
THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE
PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL
AGREEMENTS BETWEEN THE PARTIES.

               SECTION 4.10. JURY WAIVER. SUBSIDIARY AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY
LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR
THE TRANSACTIONS CONTEMPLATED HEREBY.

               SECTION 4.11. CHOICE OF FORUM. SUBSIDIARY AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS.

               SECTION 4.12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

               SECTION 4.13. SUBORDINATION AGREEMENT. Each Noteholder acknowledges that its rights hereunder are subject to the rights of the "Senior Creditors" under that certain Subordination Agreement dated of even date herewith by and among Comerica Bank - Texas, as Agent, the Noteholders, the Company, Cliffwood Oil & Gas Corp., Cliffwood Energy Company and Cliffwood Production Co.; provided that nothing in such Subordination Agreement shall limit, release, impair or waive any liability or obligation of Subsidiary hereunder.

               IN WITNESS WHEREOF, Subsidiary and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.


                                    CLIFFWOOD OIL & GAS CORP.


                                    By: /S/ FRANK A. LODZINSKI
                                        Frank A. Lodzinski
                                        President

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                                    RIMCO PARTNERS, L.P.
                                    RIMCO PARTNERS, L.P. II,
                                    RIMCO PARTNERS, L.P. III, AND
                                    RIMCO PARTNERS, L.P. IV

                                    By: RESOURCE INVESTORS MANAGEMENT COMPANY
                                        LIMITED PARTNERSHIP, their general
                                        partner

                                    By: RIMCO ASSOCIATES, INC.,
                                        its general partner


                                    By: /S/ A. L. JORDEN
                                        A. L. Jorden
                                        Vice President

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